DRAFT
Discussion Materials January 8, 2009

DRAFT

Strategic Alternatives Summary

	Description	Highlights	Considerations
Status Quo ✗	▪ Maintain current status without any changes to operations, organizational structure or capital structure.	▪ Recovery/compliance dependent on sharp increase in near term commodity prices.	▪ Covenant problem requires pursuing a strategic solution. ▪ Likely no access to capital markets. ▪ Small market cap exacerbates risk.
Renegotiate Credit Agreement ✗	▪ Restructure current credit agreement to provide temporary covenant relief.	▪ Preserves asset base and future upside. ▪ Minimizes investor dilution.	▪ Potential for bank group defections. ▪ Size of covenant problem. ▪ Likely onerous terms.
Use Asset Sale Proceeds to Partially Repay Existing Debt ✗	▪ Partially monetize existing assets and use net proceeds to repay debt.	▪ Provides proceeds relatively near term to repay bank debt.	▪ Highest quality assets would need to be sold. ▪ Limited universe of buyers. ▪ Negative impact on revolver availability. ▪ Remaining entity too small to remain public.
Issue Convertible to Partially Repay Existing Debt ✗	▪ Delever through the issuance of convertible security. Proceeds used to repay bank debt.	▪ Strengthens balance sheet. ▪ Preserves independence.	▪ Significant execution risk. ▪ Equity dilution. ▪ Unitholder approval needed.
Issue Sub. Debt to Partially Repay Existing Debt ✓	▪ Issue deeply subordinated bridge loan and use proceeds to repay bank debt.	▪ Provides unitholders ability to retain upside without immediate dilution. ▪ Preserves independence.	▪ Requires consent of existing lenders. ▪ May change nature of lending relationships. ▪ Dilution if refinanced with new equity.
Issue New Equity to Partially Repay Existing Debt ✗	▪ Apply net proceeds from common equity issuance to existing debt in order to comply with debt covenants.	▪ Strengthens balance sheet. ▪ Preserves independence.	▪ Significant execution risk and dilution to existing unitholders. ▪ Permanently impairs the value of HPGP's sub units and IDRs. ▪ Unitholder approval needed.
Merger ✗	▪ Combine with peer to extract synergies and potentially alleviate credit concerns.	▪ Preserves equity holder participation in future recovery. ▪ Diversification.	▪ Loss of control. ▪ Limited universe of partners.
Restructure / Go Private ✓	▪ Cease to be publicly traded entity.	▪ Avoids downside risk to unitholders associated with other alternatives. ▪ Provides immediate liquidity to equity holders. ▪ May be easier to grow as private company.	▪ Reputational risk if not perceived correctly. ▪ Litigation risk if not valued fairly. ▪ Additional equity investments needed.

Wachovia Securities

Project Double Barrel ■ 2
Alternatives Summary — HLND Implied Common Unit Price $ 0.00 $ 6.00 $ 12.00 $ 18.00 $ 24.00 $ 30.00 $ 36.00 Strip Case Comparable Transaction Multiples $ 3.46 $ 12.32 7.0x — 9.0x 2009E EBITDA multiple ($41.4 MM) Public Company Valuation 1 NM $ 7.89 5.4x — 8.0x 2009E EBITDA multiple ($41.4 MM) Convertible Security Issuance $ 8.42 $ 17.13 7.5% — 17.5% 2013E exit yield and 20.0% — 30.0% discount rate (13.3x — 5.7x 2013E cash flow exit multiple) Subordinated Debt Issuance $ 7.92 $ 17.25 7.5% — 17.5% 2013E exit yield and 20.0% — 30.0% discount rate (13.3x — 5.7x 2013E cash flow exit multiple) Common Equity Issuance $ 7.52 $ 16.52 7.5% — 17.5% 2013 exit yield and 20.0% — 30.0% discount rate (13.3x — 5.7x 2013E cash flow exit multiple) Implied TEV / 2009E EBITDA Multiple ( $41.4 MM) 6.2x 7.6x 8.9x 10.3x 11.6x 13.0x 14.3x Implied TEV / 2010E EBITDA Multiple ( $48.0 MM) 5.4x 6.5x 7.7x 8.9x 10.0x 11.2x 12.4x HLND Closing Price Comparable Transaction Multiples @1/6/09 $ 18.12 $ 31.17 7.0x — 9.0x 2009E EBITDA multiple ($61.0 MM) ($ 11.03) Public Company Valuation 1 $ 7.68 $ 24.65 5.4x — 8.0x 2009E EBITDA multiple ($61.0 MM) Convertible Security Issuance $ 10.84 $ 21.69 7.5% — 17.5% 2013E exit yield and 20.0% — 30.0% discount rate (13.3x — 5.7x 2013E cash flow exit multiple) Subordinated Debt Issuance $ 9.05 $ 20.48 7.5% — 17.5% 2013E exit yield and 20.0% — 30.0% discount rate (13.3x — 5.7x 2013E cash flow exit multiple) Common Equity Issuance $ 9.45 $ 20.36 7.5% — 17.5% 2013E exit yield and 20.0% — 30.0% discount rate (13.3x — 5.7x 2013E cash flow exit multiple) Implied TEV / 2009E EBITDA Multiple ( $61.0 MM) 4.2x 5.1x 6.1x 7.0x 7.9x 8.8x 9.7x Implied TEV / 2010E EBITDA Multiple ( $72.2 MM) 3.6x 4.3x 5.1x 5.9x 6.7x 7.4x 8.2x 1 Range excludes the high and low values Project Double Barrel 3

DRAFT
Alternatives Summary — HPGP Implied Common Unit Price $ 0.00 $ 1.25 $ 2.50 $ 3.75 $ 5.00 $ 6.25 $ 7.50 HPGP Closing Price Public Company Valuation 1 @1/6/09 $ 2.89 $ 3.04 6.2x — 11.8x 2009E GP cash flow multiple ($0.6 MM) ($ 4.65) Convertible Security Issuance $ 2.14 $ 4.26 7.5% — 17.5% 2013E exit yield and 20.0% — 30.0% discount rate (13.3x — 5.7x 2013E cash flow exit multiple) Subordinated Debt Issuance $ 1.92 $ 4.25 7.5% — 17.5% 2013E exit yield and 20.0% — 30.0% discount rate (13.3x — 5.7x 2013E cash flow exit multiple) Common Equity Issuance $ 1.35 $ 3.48 7.5% — 17.5% 2013E exit yield and 20.0% — 30.0% discount rate (13.3x — 5.7x 2013E cash flow exit multiple) Public Company Valuation 1 $ 4.43 $ 5.99 6.2x — 11.8x 2009E GP cash flow multiple ($6.0 MM) Convertible Security Issuance $ 3.41 $ 6.54 7.5% — 17.5% 2013E exit yield and 20.0% — 30.0% discount rate (13.3x — 5.7x 2013E cash flow exit multiple) Subordinated Debt Issuance $ 2.50 $ 5.93 7.5% — 17.5% 2013E exit yield and 20.0% — 30.0% discount rate (13.3x — 5.7x 2013E cash flow exit multiple) Common Equity Issuance 7.5% — 17.5% 2013E exit yield and 20.0% — 30.0% discount rate $ 2.59 $ 5.75 (13.3x — 5.7x 2013E cash flow exit multiple) 1 Range excludes the high and low values Project Double Barrel 4

DRAFT
Subordinated Debt Issuance — Strip Case Commentary HLND repays existing bank debt by issuing $120 million of subordinated debt at December 31, 2008. Subordinated debt allows for: 10% cash interest 5% PIK 12/31/2011 maturity MQD paid to common and subordinated unitholders through Q4 2011. Once the subordinated debt has reached maturity, distributions in 2012-2013 are based on 1.2x distribution coverage ratio Equity issuance of 9.7 million common units at $14.40 per unit used to retire $139.3 million of subordinated debt at 12/31/2011. Issuance price based on 12.5% yield on the LQA distribution GP contributes to maintain its 2% interest 1/3 of current outstanding subordinated units convert to common units at 3/31/09 and 2/3 of current outstanding subordinated units convert at 3/31/10 per the 12-quarter MQD test. HLND is below 4.0x senior debt but would need covenant relief. Commodity Prices (as of 12/31/08) 1 NYMEX Natural Gas $ 5.79 $ 5.78 $ 6.08 $ 6.68 $ 6.08 $ 7.10 $ 7.26 $ 7.20 $ 7.13 NYMEX Crude Oil $ 48.77 $ 53.51 $ 56.53 $ 58.97 $ 54.44 $ 63.88 $ 68.79 $ 71.14 $ 72.79 Conway Basket Average $ 0.649 $ 0.657 $ 0.681 $ 0.710 $ 0.674 $ 0.738 $ 0.989 $ 1.023 $ 1.047 Mt. Belvieu Basket Average $ 0.676 $ 0.695 $ 0.720 $ 0.747 $ 0.710 $ 0.778 $ 1.052 $ 1.088 $ 1.113 CIG Differential ($ 1.694) ($ 1.996) ($ 2.169) ($ 1.789) ($ 1.912) ($ 2.257) ($ 2.348) ($ 2.328) ($2.307) PEPL Differential ($ 1.400) ($ 1.239) ($ 1.109) ($ 1.114) ($ 1.216) ($ 0.958) ($ 1.220) ($ 1.209)($ 1.198) Centerpoint Differential ($ 1.288) ($ 1.016) ($ 1.010) ($ 1.003) ($ 1.079) ($ 0.922) ($ 1.134) ($ 1.124) ($ 1.114) OGT Differential ($ 1.400) ($ 1.239) ($ 1.109) ($ 1.114) ($ 1.216) ($ 0.958) ($ 1.111) ($ 1.102) ($ 1.091) Financial Results 2 Base EBITDA $ 9.2 $ 10.0 $ 10.8 $ 11.5 $ 41.4 $ 46.9 $ 62.0 $ 63.9 $ 64.9 Growth EBITDA 0.0 0.0 0.0 0.0 0.0 1.1 3.6 3.6 3.6 EBITDA $ 9.2 $ 10.0 $ 10.8 $ 11.5 $ 41.4 $ 48.0 $ 65.5 $ 67.5 $ 68.5 Maintenance Capital Expenditures (1.6) (2.2) (2.0) (1.7) (7.6) (8.5) (8.5) (8.5) (8.5) Interest Expense 3 (1.7) (1.8) (1.8) (1.7) (6.9) (6.4) (6.9) (7.6) (8.8) Capital Lease Payments (0.1) (0.1) (0.1) (0.1) (0.4) (0.4) (0.4) (0.4) (0.4) Subordinated Debt Cash Interest ( $ 3.0) ($ 3.0) ($ 3.1) ($ 3.1) ( $ 12.2) ($ 12.8) ($ 13.5) $0.0 $ 0.0 Remaining Common Distributable Cash Flow $ 2.7 $ 2.9 $ 3.8 $ 4.9 $ 14.3 $ 19.8 $ 36.2 $ 50.9 $ 50.8 Distribution Coverage 0.6x 0.7x 0.9x 1.1x 0.8x 1.2x 1.7x 1.2x 1.2x Cash to be Distributed/Pay Debt $ 4.3 $ 4.3 $ 4.3 $ 4.3 $ 17.2 $ 17.2 $ 21.6 $ 42.4 $ 42.3 Average Common Units Outstanding 6.3 7.3 7.3 7.3 7.0 8.8 11.8 19.0 19.0 Average Subordinated Units Outstanding 3.1 2.0 2.0 2.0 2.3 0.5 0.0 0.0 0.0 Total Distributions Paid Total Distributions to Common $ 2.8 $ 3.3 $ 3.3 $ 3.3 $ 12.7 $ 15.9 $ 21.2 $ 41.1 $ 41.0 Total Distributions to Subordinated 1.4 0.9 0.9 0.9 4.1 0.9 0.0 0.0 0.0 Total Distributions to GP/IDRs 0.1 0.1 0.1 0.1 0.3 0.3 0.4 1.4 1.4 Total Distributions Paid $ 4.3 $ 4.3 $ 4.3 $ 4.3 $ 17.2 $ 17.2 $ 21.6 $ 42.4 $ 42.3 Expansion Capital Expenditures $ 6.9 $ 3.9 $ 3.9 $ 3.9 $ 18.5 $ 21.5 $ 21.5 $ 21.5 $ 21.5 Equity Issuance $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 0.0 $ 139.3 $ 0.0 $ 0.0 Subordinated Debt Balance $ 121.5 $ 123.0 $ 124.6 $ 126.1 $ 126.1 $ 132.5 $ 0.0 $ 0.0 $ 0.0 Credit Metrics Senior Debt Balance $ 147.1 $ 152.4 $ 156.8 $ 160.1 $ 160.1 $ 178.9 $ 182.9 $ 196.0 $ 209.0 Senior Debt/LTM EBITDA 2.44x 3.04x 3.70x 3.87x 3.87x 3.73x 2.79x 2.90x 3.05x Covenant 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x 4.00x Leverage Cushion / (Excess Leverage) $ 93. 6 $ 48.4 $ 12.7 $ 5.5 $ 5.5 $ 13.0 $ 79.2 $ 73.9 $ 65.1 LTM EBITDA/LTM Interest Expense 4.48x 3.32x 2.54x 2.16x 2.16x 2.49x 3.21x 8.83x 7.77x Covenant 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x 3.00x Coverage Cushion / (Coverage Shortage) $ 19.9 $ 4.8 ($ 7.7) ($ 16.0) ( $ 16.0) ( $ 9.8) $ 4.4 $ 44.5 $ 42.1 Total Debt Balance $ 268.6 $ 275.5 $ 281.4 $ 286.2 $ 286.2 $ 311.5 $ 182.9 $ 196.0 $ 209.0 Total Debt/LTM EBITDA 4.46x 5.49x 6.64x 6.92x 6.92x 6.49x 2.79x 2.90x 3.05x 1 Based on commodity prices from Wachovia’s commodities group as of December 31, 2008 2 Based on HLND’s management guidance 3 Interest expense based on LIBOR from Wachovia Economics through 2010 and assumed to be 1.75% for 2011, 2.00% for 2012 and 2.25% for 2013 Project Double Barrel 5

DRAFT
Subordinated Debt Cash Flow Subordinated Debt Cash Flows ($ in millions, except per unit amounts) 12/31/08 1Q 2009 2Q 2009 3Q 2009 4Q 2009 2010 2011 Retirement Subordinated Debt Investment ($ 120.0) Cash Interest 1 $ 3.0 $ 3.0 $ 3.1 $ 3.1 $ 12.8 $ 13.5 PIK Interest 2 $ 1.5 $ 1.5 $ 1.5 $ 1.6 $ 6.4 $ 6.8 Principal Balance $ 139.3 1 Calculated based on annual 10% simple interest 2 Calculated based on annual 5% simple interest Project Double Barrel 6

DRAFT
Subordinated Debt Issuance — HLND Unit DCF Analysis HLND Common Unit DCF — Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $1.80 $1.80 $1.80 $2.16 $2.16 Assumed Yield 12.5% Implied Future Unit Price $17.24 Discounted Cash Flow 1 $10.75 $1.44 $1.15 $0.92 $0.88 $6.36 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity — Strip Case 2009E TEV/EBITDA Sensitivity — Strip Case 2013 Exit 2013 Exit Yield 7.5% 10.0% 12.5% 15.0% 17.5% Yield 7.5% 10.0% 12.5% 15.0% 17.5% Rate 20.0% $17.25 $14.36 $12.63 $11.47 $10.65 Rate 20.0% 9.9x 9.2x 8.8x 8.6x 8.4x 22.5% $15.81 $13.20 $11.64 $10.60 $9.85 22.5% 9.5x 9.0x 8.6x 8.4x 8.2x Discount 25.0% $14.52 $12.17 $10.75 $9.81 $9.14 Discount 25.0% 9.3x 8.7x 8.4x 8.2x 8.0x 27.5% $13.37 $11.24 $9.96 $9.11 $8.50 27.5% 9.0x 8.5x 8.2x 8.0x 7.9x 30.0% $12.35 $10.41 $9.25 $8.48 $7.92 30.0% 8.8x 8.3x 8.1x 7.9x 7.8x HLND Common Unit DCF — Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $1.80 $1.80 $1.80 $2.72 $2.67 Assumed Yield 12.5% Implied Future Unit Price $21.36 Discounted Cash Flow 1 $12.50 $1.44 $1.15 $0.92 $1.11 $7.87 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity — Upside Case 2009E TEV/EBITDA Sensitivity — Upside Case 2013 Exit 2013 Exit Yield 7.5% 10.0% 12.5% 15.0% 17.5% Yield 7.5% 10.0% 12.5% 15.0% 17.5% 20.0% $20.48 $16.90 $14.76 $13.33 $12.31 Rate 20.0% 7.2x 6.7x 6.3x 6.1x 5.9x Rate 22.5% $18.73 $15.50 $13.56 $12.27 $11.35 22.5% 6.9x 6.4x 6.1x 5.9x 5.8x Discount 25.0% $17.17 $14.25 $12.50 $11.33 $10.50 Discount 25.0% 6.7x 6.2x 6.0x 5.8x 5.7x 27.5% $15.77 $13.13 $11.55 $10.49 $9.74 27.5% 6.5x 6.1x 5.8x 5.7x 5.6x 30.0% $14.53 $12.13 $10.69 $9.73 $9.05 30.0% 6.3x 5.9x 5.7x 5.6x 5.4x Project Double Barrel 7

DRAFT
Subordinated Debt Issuance — HPGP Unit DCF Analysis Draft HPGP Common Unit DCF — Strip Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.41 $0.41 $0.41 $0.54 $0.54 Assumed Yield 12.5% Implied Future Unit Price $4.33 Discounted Cash Flow 1 $2.62 $0.33 $0.26 $0.21 $0.22 $1.60 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity — Strip Case 2009E TEV/GP CF Sensitivity — Strip Case 2013 Exit 2013 Exit Yield 7.5% 10.0% 12.5% 15.0% 17.5% Yield 7.5% 10.0% 12.5% 15.0% 17.5% Rate 20.0% $4.25 $3.52 $3.09 $2.80 $2.59 Rate 20.0% 9.2x 7.7x 6.7x 6.1x 5.7x 22.5% $3.89 $3.24 $2.84 $2.58 $2.39 22.5% 8.5x 7.0x 6.2x 5.6x 5.2x Discount 25.0% $3.57 $2.98 $2.62 $2.39 $2.22 Discount 25.0% 7.8x 6.5x 5.7x 5.2x 4.8x 27.5% $3.29 $2.75 $2.43 $2.21 $2.06 27.5% 7.1x 6.0x 5.3x 4.8x 4.5x 30.0% $3.03 $2.54 $2.25 $2.06 $1.92 30.0% 6.6x 5.5x 4.9x 4.5x 4.2x HPGP Common Unit DCF — Upside Case PV Annual Projections 12/31/2008 2009 2010 2011 2012 2013 Distribution Per Common Unit $0.41 $0.41 $0.41 $0.84 $0.81 Assumed Yield 12.5% Implied Future Unit Price $6.46 Discounted Cash Flow 1 $3.53 $0.33 $0.26 $0.21 $0.35 $2.38 1 Based on a 25.0% discount rate Common Unit DCF Sensitivity — Upside Case 2009E TEV/GP CF Sensitivity — Upside Case 2013 Exit 2013 Exit Yield 7.5% 10.0% 12.5% 15.0% 17.5% Yield 7.5% 10.0% 12.5% 15.0% 17.5% Rate 20.0% $5.93 $4.84 $4.20 $3.76 $3.45 Rate 20.0% 12.8x 10.5x 9.1x 8.2x 7.5x 22.5% $5.41 $4.43 $3.84 $3.45 $3.18 22.5% 11.7x 9.6x 8.4x 7.5x 6.9x Discount 25.0% $4.94 $4.06 $3.53 $3.18 $2.93 Discount 25.0% 10.7x 8.8x 7.7x 6.9x 6.4x 27.5% $4.53 $3.73 $3.25 $2.93 $2.70 27.5% 9.8x 8.1x 7.1x 6.4x 5.9x 30.0% $4.16 $3.44 $3.00 $2.71 $2.50 30.0% 9.0x 7.5x 6.5x 5.9x 5.5x Project Double Barrel 8

DRAFT

Go Private Assumptions

General Assumptions

- 4.0 million of HLND and 8.4 million units of HPGP are purchased for total consideration of $91.3 million.
  - $13.24 per HLND unit (20% premium to 1/6/09 close)
  - $4.65 per HPGP unit (0% premium to 1/6/09 close)
  - 11.3x 2009E EBITDA based on strip case
  - 7.7x 2009E EBITDA based on upside case
- Transaction close on 12/31/08.
- $1.0 million in savings from elimination of public company costs.
- Free cash flow used to repay revolver.
  - Dividends allowed with leverage below 4.0x debt/EBITDA
- Acquisition financed with revolver and cash from equity investor(s).
  - Target leverage at close of 4.0x 2009E EBITDA
  - Existing revolver remains in place
- Requires $87.3 million in additional equity to comply with debt covenants.
- Total cash outlay of $178.6 million.
- Interest expense based on current pricing grid.

Purchase Price Analysis

($ in millions, except per unit amounts)	HLND			HPGP		
Current Units	Units	% of Total	$ Value (MM)	Units	% of Total	% Mkt Value
Harold Hamm	0	0.0%	$0.0	13,244,675	61.3%	$61.6
HPGP Ownership	5,381,471	57.6%	59.4	0	0.0%	0.0
Purchased Units						
Other Insiders	58,748	0.6%	$0.6	203,808	0.9%	$0.9
Total Insiders	5,440,219	58.2%	60.0	13,448,483	62.2%	62.5
Institutional Ownership	2,529,290	27.1%	27.9	6,016,139	27.8%	28.0
Public Ownership	1,372,826	14.7%	15.1	2,142,878	9.9%	10.0
Total Purchased	3,960,864	42.4%	$43.7	8,362,825	38.7%	$38.9
Total Outstanding	9,342,335	100.0%	$103.0	21,607,500	100.0%	$100.5
Current Unit Price			$11.03			$4.65
Current Market Value of Purchased Units			$43.7			$38.9
Implied Market Capitalization			$103.0			$100.5
Current Unit Price			$11.03			$4.65
% Premium			20.0%			0.0%
Purchase Price per Unit			$13.24			$4.65
Minority Stake Purchase Price			$52.4			$38.9
Implied Equity Value			$123.7			$100.5
Net Debt Outstanding			254.1			0.7
Enterprise Value			$377.8			$101.2
2009E EBITDA (Base)			$42.4			
2009E EBITDA (Upside)			$62.0			
Implied Multiple of 2009E EBITDA (Strip)			8.9x			
Implied Multiple of 2009E EBITDA (Upside)			6.1x			
Total Purchase Price						$91.3
Total Implied Equity Value						$224.1
Total Net Debt						254.8
Total Enterprise Value						$478.9
Implied Multiple of 2009E EBITDA (Strip)						11.3x
Implied Multiple of 2009E EBITDA (Upside)						7.7x

[1] Assumes savings of $450K for K-1/Tax Prep Fees, $300K of lower Board Fees and $250K of savings for Other Public Company costs (D&O, non-deal roadshow travel, conferences, etc.).

WACHOVIA SECURITIES

Project Double Barrel ■ 9
Returns Analysis Draft Internal Rate of Return — Strip Case Cash On Cash Returns — Strip Case 30.0% 1.4x 26.1% 1.2x 1.2x 1.1x 25.0% 22.7% 20.3% 1.0x 1.0x 20.0% 0.8x 16.0% 15.4% 0.8x 0.7x 15.0% 14.7% Internal Rate of Return Cash on Cash 0.6x 0.5x 10.0% 7.6% 0.3x 6.2% 0.4x 0.2x 5.0% 3.5% 0.2x 0.1x 0.0% 0.0x 2011 2012 2013 2011 2012 2013 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple Internal Rate of Return — Upside Case Cash On Cash Returns — Upside Case 1.9x 2.0x 1.8x 50.0% 44.0% 1.8x 45.0% 1.5x 38.2% 1.6x 40.0% 1.4x 33.1% 32.8% 1.4x 1.3x 35.0% 30.7% 30.0% 1.2x 1.0x 27.2% 25.0% 21.3% 1.0x 0.9x 19.5% 20.2% Cash on Cash 0.8x Internal Rate of Return 20.0% 0.8x 0.5x 15.0% 0.6x 10.0% 0.4x 5.0% 0.2x 0.0% 0.0x 2011 2012 2013 2011 2012 2013 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple 7.0x EBITDA Exit Multiple 9.0x EBITDA Exit Multiple 11.0x EBITDA Exit Multiple Note: IRR and Cash on Cash Returns assumes 20% and 0% premium to HLND and HPGP unit price, respectively Cash on Cash Returns calculated as all equity receipts over equity investments Project Double Barrel 10

DRAFT

Returns Sensitivity Analysis

5-Year Equity IRR – Strip Case

	Unit Price		% Premium		Purchase	Market		TEV / 2009E	2013 Trailing EBITDA Exit Multiple					
	HLND	HPGP	HLND	HPGP	Price	Cap	TEV	EBITDA	7.0x	8.0x	9.0x	10.0x	11.0x	12.0x
Premium to Unit Price	$13.24	$4.65	20.0%	0.0%	$91.3	$224.1	$478.9	11.3x	7.6%	11.4%	14.7%	17.7%	20.3%	22.7%
	$14.34	$5.12	30.0%	10.0%	$99.6	$244.5	$499.3	11.8x	5.9%	9.7%	13.0%	15.9%	18.5%	20.9%
	$15.44	$5.58	40.0%	20.0%	$107.8	$264.8	$519.6	12.3x	4.4%	8.2%	11.4%	14.3%	16.9%	19.2%
	$16.55	$6.05	50.0%	30.0%	$116.1	$285.2	$540.0	12.7x	2.9%	6.7%	9.9%	12.8%	15.4%	17.7%
	$17.65	$6.51	60.0%	40.0%	$124.3	$305.5	$560.3	13.2x	1.6%	5.3%	8.6%	11.4%	14.0%	16.3%
	$18.75	$6.98	70.0%	50.0%	$132.6	$325.9	$580.7	13.7x	0.4%	4.1%	7.3%	10.1%	12.6%	14.9%

5-Year Equity IRR – Upside Case

	Unit Price		% Premium		Purchase	Market		TEV / 2009E	2013 Trailing EBITDA Exit Multiple					
	HLND	HPGP	HLND	HPGP	Price	Cap	TEV	EBITDA	7.0x	8.0x	9.0x	10.0x	11.0x	12.0x
Premium to Unit Price	$13.24	$4.65	20.0%	0.0%	$91.3	$224.1	$478.9	7.7x	20.2%	23.9%	27.2%	30.1%	32.8%	35.2%
	$14.34	$5.12	30.0%	10.0%	$99.6	$244.5	$499.3	8.1x	17.7%	21.5%	24.8%	27.7%	30.3%	32.7%
	$15.44	$5.58	40.0%	20.0%	$107.8	$264.8	$519.6	8.4x	15.6%	19.3%	22.6%	25.5%	28.1%	30.4%
	$16.55	$6.05	50.0%	30.0%	$116.1	$285.2	$540.0	8.7x	13.6%	17.3%	20.6%	23.4%	26.0%	28.4%
	$17.65	$6.51	60.0%	40.0%	$124.3	$305.5	$560.3	9.0x	11.7%	15.5%	18.7%	21.6%	24.1%	26.5%
	$18.75	$6.98	70.0%	50.0%	$132.6	$325.9	$580.7	9.4x	10.0%	13.8%	17.0%	19.8%	22.4%	24.7%

Wachovia Securities

Project Double Barrel ■ 11

Go Private Scenarios Considerations

	Post-Buyout Ownership		Harold Hamm Cash Outlay		
Scenario	Harold Hamm	Swank & Kayne	Buyout [1]	Cash Infusion [2]	Total
Harold Hamm buys out 100% of public / No outside partners	100.0%	0.0%	$91.3	$87.3	$178.6
Swank and Kayne roll over their holdings	85.6%	14.4% [3]	58.8	74.8	133.6
Swank and Kayne increase their holdings to 20%	80.0%	20.0%	46.0	69.8	115.8
Swank and Kayne increase their holdings to 30%	70.0%	30.0%	23.3	61.1	84.4

Note: Analysis reflects Swank's and Kayne Anderson's HLND and HPGP unit holdings as of September 30, 2008, per FactSet

[1] Reflects a 20% premium paid for HLND units and a 0% premium paid for HPGP units

[2] Based on Harold Hamm's post-buyout ownership percentage

[3] Reflects Swank's and Kayne Anderson's HLND and HPGP unit holdings as of September 30, 2008 (per FactSet) at the contemplated buyout prices, shown as a percentage of the total combined equity value of HLND and HPGP

Highlights of Partnering

- Provides opportunity for selected investors to participate in recovery
- Decreases amount of capital needed to be provided by Harold Hamm
- May improve investor acceptance of offer

Considerations of Partnering

- Likely requires board representation
- Will require exit mechanism for outside investors (i.e. put or IPO)
- May complicate buyout process

WACHOVIA SECURITIES

Project Double Barrel ■ 12

Sources and Uses, Capitalization and Credit Metrics – Strip Case

Sources and Uses

($ in Millions)

Sources		Uses	
New Equity (Cash to Delever)	$87.3	Partial Repayment of Debt	$87.3
New Equity (Cash to HLND & HPGP)	91.3	Purchase of Public Equity	91.3
Revolver	2.0	Fees and Expenses	2.0
Total Sources	$180.6	Total Uses	$180.6

Pro Forma Capitalization

($ in Millions)	Pro Forma Capitalization		Cumulative PF 12/31/2009 Leverage [1]	Cumulative PF 12/31/2010 Leverage [2]
	$	%		
Revolver	$169.5	35.1%		
Total Senior Secured Debt	169.5	35.1%	4.0x	3.5x
Capital Leases	4.6	0.9%		
Total Debt	174.1	36.0%	4.1x	3.6x
Equity	309.4	64.0%		
Total Capitalization	$483.5	100.0%	11.4x	9.9x

[1] Based on Pro Forma 12/31/09 Adjusted EBITDA of: $42.4

[2] Based on Pro Forma 12/31/10 Adjusted EBITDA of: $49.0

Credit Metrics[1]

($ in Millions)		Projected				
	2008	2009	2010	2011	2012	2013
Revenue	$387.7	$309.9	$381.9	$418.3	$420.8	$421.6
% Growth	*n/a*	*(20.1%)*	*23.2%*	*9.5%*	*0.6%*	*0.2%*
EBITDA	$66.4	$42.4	$49.0	$66.5	$68.5	$69.5
% Margin	*17.1%*	*13.7%*	*12.8%*	*15.9%*	*16.3%*	*16.5%*
Less: Working Capital Usage		($3.4)	$0.7	$1.5	$0.2	$0.2
Less: Total Cash Interest Expense		7.1	6.3	8.9	11.0	11.9
Less: Maintenance Capital Expenditures		7.6	8.5	8.5	8.5	8.5
Less: Expansion Capital Expenditures		18.5	21.5	21.5	21.5	21.5
Free Cash Flow Before Debt Repayment		$12.6	$12.0	$26.1	$27.3	$27.5
Less: Scheduled Debt Repayment		0.0	0.0	0.0	0.0	0.0
Excess Cash Flow Available for Debt Sweep, Incremental CapEx or Dividends		$12.6	$12.0	$26.1	$27.3	$27.5
Revolver (Repayments)/Borrowings		($4.6)	$26.3	$70.3	$7.7	$4.3
Equity (infusion)/Dividend		$8.0	$38.3	$96.3	$35.0	$31.8
Cash Balance (End of Year)	$1.3	$1.3	$1.3	$1.3	$1.3	$1.3
Senior Secured Debt Balance (End of Year)	$169.5	$165.0	$191.3	$261.6	$269.3	$273.5
Total Debt Balance (End of Year)	$174.1	$169.5	$195.9	$266.2	$273.9	$278.1
Leverage Statistics						
Senior Secured Debt / EBITDA	2.6x	3.9x	3.9x	3.9x	3.9x	3.9x
Total Debt / EBITDA	2.6x	4.0x	4.0x	4.0x	4.0x	4.0x
EBITDA / Interest Expense	11.2x	6.0x	7.8x	7.5x	6.3x	5.9x

[1] Assumes 12/31/08 close

Wachovia Securities

Project Double Barrel ■ 13

Sources and Uses, Capitalization and Credit Metrics – Upside Case

Sources and Uses

($ in Millions)

Sources		Uses	
New Equity (Cash to Deleveer)	$87.3	Partial Repayment of Debt	$87.3
New Equity (Cash to HLND & HPGP)	91.3	Purchase of Public Equity	91.3
Revolver	2.0	Fees and Expenses	2.0
Total Sources	$180.6	Total Uses	$180.6

Pro Forma Capitalization

($ in Millions)	Pro Forma Capitalization $	Pro Forma Capitalization %	Cumulative PF 12/31/2009 Leverage [1]	Cumulative PF 12/31/2010 Leverage [2]
Revolver	$169.5	35.1%		
Total Senior Secured Debt	169.5	35.1%	2.7x	2.3x
Capital Leases	4.6	0.9%		
Total Debt	174.1	36.0%	2.8x	2.4x
Equity	309.4	64.0%		
Total Capitalization	$483.5	100.0%	7.8x	6.6x

[1] Based on Pro Forma 12/31/09 Adjusted EBITDA of: $62.0

[2] Based on Pro Forma 12/31/10 Adjusted EBITDA of: $73.2

Credit Metrics[1]

($ in Millions)	2008	Projected 2009	2010	2011	2012	2013
Revenue	$387.7	$421.2	$477.6	$517.0	$543.7	$543.0
% Growth	n/a	8.6%	13.4%	8.3%	5.2%	(0.1%)
EBITDA	$66.4	$62.0	$73.2	$78.1	$82.7	$81.7
% Margin	17.1%	14.7%	15.3%	15.1%	15.2%	15.0%
Less: Working Capital Usage		($1.7)	$1.1	$0.5	$0.5	$0.0
Less: Total Cash Interest Expense		8.3	8.9	11.4	12.9	14.0
Less: Maintenance Capital Expenditures		7.6	8.5	8.5	8.5	8.5
Less: Expansion Capital Expenditures		18.5	21.5	21.5	21.5	21.5
Free Cash Flow Before Debt Repayment		$29.3	$33.2	$36.2	$39.4	$37.7
Less: Scheduled Debt Repayment		0.0	0.0	0.0	0.0	0.0
Excess Cash Flow Available for Debt Sweep, Incremental CapEx or Dividends		$29.3	$33.2	$36.2	$39.4	$37.7
Revolver (Repayments)/Borrowings		$73.7	$44.9	$19.6	$18.6	($4.1)
Equity (Infusion)/Dividend		$103.0	$78.1	$55.7	$57.9	$33.6
Cash Balance (End of Year)	$1.3	$1.3	$1.3	$1.3	$1.3	$1.3
Senior Secured Debt Balance (End of Year)	$169.5	$243.3	$288.2	$307.7	$326.3	$322.2
Total Debt Balance (End of Year)	$174.1	$247.8	$292.7	$312.3	$330.9	$326.8
Leverage Statistics						
Senior Secured Debt / EBITDA	2.6x	3.9x	3.9x	3.9x	3.9x	3.9x
Total Debt / EBITDA	2.6x	4.0x	4.0x	4.0x	4.0x	4.0x
EBITDA / Interest Expense	11.2x	7.5x	8.2x	6.8x	6.4x	5.8x

[1] Assumes 12/31/08 close

WACHOVIA SECURITIES

Project Double Barrel ■ 14

Premiums Paid Analysis and Historical Trading of HLND and HPGP Premiums Paid Analysis (All Transactions) 1 U.S. Based Acquisitions January 2000 — Present One Day One Week Four Weeks Prior Prior Prior Mean 35.1% 36.2% 40.1% Median 26.5% 28.4% 29.6% 25th Percentile 14.3% 15.0% 15.7% 75th Percentile 43.3% 45.0% 47.2% HLND Unit Price $11.03 $4.41 $7.49 HLND Implied Price Per Unit at Median $13.96 $5.66 $9.71 HPGP Unit Price $4.65 $2.05 $2.93 HPGP Implied Price Per Unit at Median $5.88 $2.63 $3.80 1 U.S. transactions; Deal size between $50 Million and $250 Million Premiums Paid Analysis (Cash Transactions) 1 U.S. Based Acquisitions January 2000 — Present One Day One Week Four Weeks Prior Prior Prior Mean 38.5% 39.4% 42.4% Median 29.8% 30.0% 32.3% 25th Percentile 15.3% 16.5% 16.2% 75th Percentile 48.6% 49.6% 47.3% HLND Unit Price $11.03 $4.41 $7.49 HLND Implied Price Per Unit at Median $14.31 $5.73 $9.91 HPGP Unit Price $4.65 $2.05 $2.93 HPGP Implied Price Per Unit at Median $6.03 $2.66 $3.88 1 U.S. transactions; Deal size between $50 Million and $250 Million HLND 12-Month Units Traded Analysis (as of 1/7/09) 32.8% 24.1% 14.3% 13.2% 7.6% 5.7% 2.4% $0.00 — $10.00 $10.00 — $12.00 $12.00 — $17.00 $17.00 — $27.00 $27.00 — $37.00 $37.00 — $47.00 $47.00+ Unit Price Premium to 1/7/09 price (100.0%) — -9.3% (9.3%) — 8.8% 8.8% — 54.1% 54.1% — 144.8% 144.8% — 235.4% 235.4% — 326.1% 326.1% — 353.3% % Public Float 32.8% 13.2% 5.7% 14.3% 2.4% 24.1% 7.6% Cumulative % of Public Float 32.8% 46.0% 51.7% 65.9% 68.3% 92.4% 100.0% 10-Day VWAP 30-Day VWAP 60-Day VWAP 90-Day VWAP $7.43 $7.40 $11.46 $13.43 Source: CapIQ, Bloomberg HPGP 12-Month Units Traded Analysis (as of 1/7/09) 33.8% 15.5% 14.6% 14.3% 12.6% 9.2% $0.00 — $3.00 $3.00 — $5.00 $5.00 — $10.00 $10.00 — $16.00 $16.00 — $22.00 $22.00+ Unit Price Premium to 1/7/09 price (100.0%) — -35.5% (35.5%) — 7.5% 7.5% — 115.1% 115.1% — 244.1% 244.1% - 373.1% 373.1% — 512.8% % Public Float 14.3% 15.5% 9.2% 12.6% 14.6% 33.8% Cumulative % of Public Float 14.3% 29.8% 39.0% 51.6% 66.2% 100.0% 10-Day VWAP 30-Day VWAP 60-Day VWAP 90-Day VWAP $3.23 $3.15 $5.91 $8.14 Project Double Barrel 15

DRAFT
Timeline of Upcoming Events January 2009 February 2009 March 2009 S M T W R F S S M T W R F S S M T W R F S 1 2 3 4 5 6 7 1 2 3 4 5 6 7 8 9 10 8 9 10 11 12 13 14 8 9 10 11 12 13 14 11 12 13 14 15 16 17 15 16 17 18 19 20 21 15 16 17 18 19 20 21 18 19 20 21 22 23 24 22 23 24 25 26 27 28 22 23 24 25 26 27 28 25 26 27 28 29 30 31 29 30 31 Important Date Bank / Exchange Holiday Key Event Date Provide update to Board of Directors Week of January 12th Board approval for Q4 2008 distribution January 23 Announce Q4 2008 distribution / plan January 26 Q4 2008 earnings release / conference call February 19 / 20 Board of Directors meetings March 5 Year-end auditor rep. letter process begins Week of March 9 — Going concern — Unqualified opinion File 10-Ks March 16 Project Double Barrel 16